Exhibit 23.1

Hunter Taubman Weiss LLP

17 State Street, Suite 2000

New York, New York 10004

(212) 732-7184 Fax: (212) 202-6380

E-mail: rschmierer@htwlaw.com

May 31, 2012

Thwapr, Inc.

410 S. Rampart Blvd. Ste. 390

Las Vegas, NV 89145

Ladies and Gentlemen:

We have acted as counsel to Thwapr, Inc. a Nevada company (the Company”), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the Act”), of this Registration Statement on Form S-1 (the Registration Statement”), relating to the proposed sale by the selling shareholders listed therein (the Selling shareholders”) of 211,767,635 shares of the Company’s common stock (the common stock”).

In so acting, we have examined and relied upon the originals or copies, certified or otherwise identified to our satisfaction, of such Company records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. Based upon the foregoing and such examination of law as we have deemed necessary, we are of the opinion that the common stock to be offered by the Selling shareholders, when sold under the circumstances contemplated in the Registration Statement, will be legally issued, fully paid and non-assessable.

The opinions we express herein are limited to matters involving the Nevada corporate law and the federal laws of the United States and are further expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise as to any other matters relating to the Company or the common stock.

We consent to the use of this letter as an Exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters” included in the Prospectus forming a part of the Registration Statement.

Sincerely,

 Hunter Taubman Weiss LLP

By: /s/ Rachael Schmierer______________

Rachael Schmierer

 Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference, in this Registration Statement on Form S-1 of our report dated April 15, 2012, relating to the financial statements of Thwapr, Inc., appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, and to the reference to our Firm under the caption “Experts” in the Prospectus. Our report relating to the financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

Rose, Snyder & Jacobs LLP

Encino, California

June 1, 2012